UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2019

THE WALT DISNEY COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38842	83-0940635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California (Address of Principal Executive Offices)	91521 (Zip Code)

(818) 560-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DIS	New York Stock Exchange

Item 1.01.     Entry into a Material Definitive Agreement.

On May 3, 2019, The Walt Disney Company (“Disney”), Fox Cable Networks, LLC (“FCN”), a Delaware limited liability company and a wholly owned subsidiary of Disney, and Diamond Sports Group, LLC (“Buyer”), a Delaware limited liability company and a wholly owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), entered into an Equity Purchase Agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Disney and FCN have agreed to sell FCN’s interests in Fox Sports Net, LLC (“FSN”) to Buyer for a purchase price equal to $9.6 billion in cash, subject to adjustments as set forth in the Purchase Agreement (the “Equity Sale”).

FSN and its subsidiaries operate the regional sports networks Fox Sports Arizona, Fox Sports Detroit, Fox Sports Florida, Fox Sports Sun, Fox Sports North, Fox Sports Wisconsin, Fox Sports Ohio, SportsTime Ohio, Fox Sports South,  Fox Sports Carolina,  Fox Sports Tennessee, Fox Sports Southeast, Fox Sports Southwest, Fox Sports Oklahoma, Fox Sports New Orleans, Fox Sports Midwest, Fox Sports Kansas City, Fox Sports Indiana, Fox Sports San Diego, Fox Sports West and Prime Ticket. FSN and its subsidiaries also operate the network Fox College Sports.

The consummation of the Equity Sale, together with the separate sale of Disney’s interests in the YES Network, will result in the divestment of all of the regional sports networks acquired by Disney in its acquisition of Twenty-First Century Fox, Inc., as required by the Proposed Final Judgment filed  in United States v. The Walt Disney Company and Twenty-First Century Fox, Inc. in the Southern District of New York, Case No. 1:18-cv-05800 on June 27, 2018.

In connection with the transactions contemplated by the Purchase Agreement, certain additional agreements will be entered into at the consummation of the Equity Sale, including, among others (i) a transition services agreement pursuant to which Disney will provide certain transition services to the regional sports networks after the consummation of the Equity Sale and (ii) agreements for the licensing of intellectual property used in the operation of the regional sports networks. In addition, concurrently with the signing of the Purchase Agreement, Sinclair provided Disney with a guarantee of Buyer’s obligations under the Purchase Agreement.

Terms of the Purchase Agreement

The Purchase Agreement contains customary representations and warranties of Disney, including those relating to the business and operations of FSN and the regional sports networks, in each case subject to customary materiality qualifiers. The Purchase Agreement also contains customary representations and warranties of Buyer, subject to customary materiality qualifiers.

The Purchase Agreement provides for customary pre-closing covenants of Disney, including covenants relating to (i) FSN and its subsidiaries conducting the regional sports network business in the ordinary course consistent with past practice and to refrain from taking certain actions without Buyer’s consent and (ii) the use of reasonable best efforts to obtain regulatory approvals necessary to consummate the Equity Sale.  The Purchase Agreement also provides for customary pre-closing covenants of Buyer, including covenants relating to the use of best efforts to obtain regulatory approvals necessary to consummate the Equity Sale, which will include the taking of such actions as are necessary to secure the approval of the United States Department of Justice (the “DOJ”) of the Purchase Agreement and Buyer as the acquiror of the regional sports networks, all subject to certain limitations set forth in the Purchase Agreement.

Consummation of the Equity Sale is subject to various conditions, including, among others, (i) the approval by the DOJ of the Purchase Agreement and Buyer as the acquiror of the regional sports networks and (ii) the absence of laws or judgements preventing the consummation of the Equity Sale. The obligation of each party to consummate the Equity Sale is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Purchase Agreement and, with respect to Buyer, since the date of the Purchase Agreement, no material adverse effect with respect to the RSN business having occurred.

The Purchase Agreement also provides for certain mutual termination rights of Disney and Buyer, including the right of either party to terminate the Purchase Agreement if the Equity Sale is not consummated by February 3, 2020. Either party may also terminate the Purchase Agreement if the conditions relating to (i) among others, DOJ approval or (ii) the absence of laws and judgements preventing the consummation of the Equity Sale become incapable of fulfillment. In addition, either party may terminate the Purchase Agreement if the other party has breached any representations, warranties or covenants that would result in the failure of the applicable closing condition, subject to a customary cure period. Disney may also terminate the Purchase Agreement if, after a customary marketing period for the financing has ended and all conditions to closing have been satisfied or would be satisfied at closing, Buyer fails to consummate the Equity Sale. In the event that the Purchase Agreement is terminated by Disney because Buyer fails to consummate the Equity Sale, Buyer will be obligated to pay to Disney a termination fee equal to $864 million.

The representations and warranties and pre-closing covenants of Disney and Buyer made in the Purchase Agreement will terminate upon the consummation of the Equity Sale and neither Disney nor Buyer will have any liability for inaccuracy or breach of any representations and warranties.

The foregoing summary of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Disney, Buyer or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Disney’s public disclosures.

Item 8.01.     Other Events.

            On May 3, 2019, Disney and Sinclair issued a joint press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

2.1	Equity Purchase Agreement, dated as of May 3, 2019, among The Walt Disney Company, Fox Cable Networks, LLC and Diamond Sports Group, LLC.*

99.1
Press Release, dated May 3, 2019, jointly issued by The Walt Disney Company and Sinclair Broadcast Group, Inc.

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By:	/s/ Jolene E. Negre
	Name:	Jolene E. Negre
	Title:	Associate General Counsel and Assistant Secretary

Date:  May 3, 2019